Exhibit 99.1

15030 Avenue of Science
San Diego CA 92128
(925) 866-1100
www.solerainc.com

Solera Holdings, Inc. Reports Fourth Quarter and Fiscal Year 2007 Results

San Diego, CA, September 6, 2007 — (PRNewswire) — Solera Holdings, Inc. (NYSE:SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today reported results for the fourth quarter and fiscal year ended June 30, 2007.

Results for Fourth Quarter and Fiscal Year 2007:

GAAP Results

•                  Revenues for the fourth quarter ended June 30, 2007 were $122.5 million – a 12.2% increase over fourth quarter 2006 pro forma revenue of $109.2 million;

•                  Revenues for the fiscal year ended June 30, 2007 were $472.0 million – a 9.7% increase over FY2006 pro forma revenue of $430.2 million;

•                  GAAP net loss allocable to common stockholders for the fiscal year ended June 30, 2007  was $95.5 million – a $12.2 million improvement over FY2006 net loss allocable to common stockholders of $107.7 million;

•                  GAAP diluted net loss per share for the fiscal year ended June 30, 2007 was $(2.82), a $3.52 per share improvement over the fiscal year ended June 30, 2006 diluted net loss per share of $(6.34).

Non-GAAP Results

•                  Adjusted EBITDA for the fourth quarter and fiscal year ended June 30, 2007 was $39.1 million and $144.0 million, respectively;

•                  Adjusted Net Income for the fourth quarter and fiscal year ended June 30, 2007 was $14.6 million and $52.4 million, respectively.

“We are committed to providing high-value solutions that meet the needs of our global customers,” said Tony Aquila, Founder, Chairman and Chief Executive Officer of Solera Holdings, Inc. “We remain laser focused on creating value for our customers and shareholders through the rigorous execution of our key strategic initiatives.  The strong financial performance during the fourth quarter was the result of growth in services to our existing customers, new insurance client acquisition, geographic expansion, and driving operational efficiencies.”

Business Statistics

•                  EMEA revenues for the fourth quarter and fiscal year 2007 were $73.8 million and $280.1 million, respectively;

•                  Americas revenues for the fourth quarter 2007 and fiscal year 2007 were $48.7 million and $191.9 million, respectively;

•                  Revenues from insurance company customers for the fiscal year ended June 30, 2007 were $207.6 million, a 7.7% increase over fiscal year 2006;

•                  Revenues from collision repair facility customers for the fiscal year ended June 30, 2007 were $162.2 million, a 13.7% increase over fiscal year 2006;

•                  Revenues from independent assessor customers for fiscal year ended June 30, 2007 were $44.9 million, an 11.4% increase over fiscal year 2006;

•                  Revenues from automotive recycling and other customers for the fiscal year ended June 30, 2007 were $57.3 million, a 4.8% increase over fiscal year 2006.

Outlook

Based upon the fourth quarter and fiscal year ended June 30, 2007 results outlined above, the company is providing the following outlook for the fiscal year ending June 30, 2008:

FY08 Outlook
Revenues	$500 - $510 million
Net Income (Loss)	$(5) – $0 million
Adjusted EBITDA	$155 - $160 million

The FY08 outlook above assumes constant exchange rates from those currently prevalent and no acquisitions.

Earnings Conference Call

The company will be hosting its fourth quarter and fiscal year 2007 earnings call this afternoon (September 6, 2007) at 4:30 pm (Eastern Time).  The conference call will be webcast live in listen–only mode and can be accessed by visiting: http://www.solerainc.com. A webcast replay will be available on the Solera website until midnight on September 20, 2007.  A live audio broadcast of the call will be accessible to the public by calling 800.561.2693 or 617.614.3523; please enter the following access code when prompted: 54244858. Callers should dial in approximately ten minutes before the call begins.

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SOLERA HOLDINGS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2007 AND 2006

(In thousands, except per share/unit amounts)

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	2007	2006	2007	2006

Revenues	$122,540	$94,108	$471,960	$95,084

Cost of revenues :
Operating expenses	35,498	27,520	138,345	29,013
Systems development and programming costs	17,048	15,080	65,041	15,080

Total cost of revenues (excluding depreciation and amortization)	52,546	42,600	203,386	44,093

Selling, general and administrative expenses	38,940	25,318	134,545	27,105
Depreciation and amortization	27,199	23,448	104,419	23,571
Restructuring charges	4,243	2,871	6,049	2,871
Interest expense	14,390	14,839	69,681	14,842
Other (income) expense — net	29,537	1,924	31,509	1,836

	114,309	68,400	346,203	70,225

Loss before provision for income taxes and minority interests	(44,315)	(16,892)	(77,629)	(19,234)

Income tax provision	(4,217)	(1,269)	(773)	(1,268)

Minority interest in net income of consolidated subsidiaries	1,189	921	4,050	921

Net loss	(41,287)	(16,544)	(80,906)	(18,887)

Dividends and redeemable preferred unit accretion	1,880	88,725	14,614	88,789

Net loss allocable to common stockholders/unitholders	$(43,167)	$(105,269)	$(95,520)	$(107,676)

Net loss allocable to common stockholders/unitholders per share/unit:
Basic and diluted	$(0.90)	$(3.90)	$(2.82)	$(6.34)

Weighted average shares/units used in the calculation of net loss per share/unit allocable to common stockholders/unitholders:
Basic and diluted	47,999	26,965	33,865	16,978

Non-GAAP Financial Measures

The Company uses a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors, and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The two primary non-GAAP financial measures that we use are Adjusted EBITDA and Adjusted Net Income.  We believe that Adjusted EBITDA and Adjusted Net Income are useful to investors in providing information regarding our operating results and our continuing operations.  We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income because we believe that Adjusted Net Income provides useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income provides investors with valuable insight into our profitability exclusive of unusual adjustments, and provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA and Adjusted Net Income should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA and Adjusted Net Income as supplemental information.

•                  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other (income) expense – net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with the Company’s acquisition of the Claims Services Group from ADP.  A reconciliation of our Adjusted EBITDA to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

•                  Adjusted Net Income is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, interest expense associated with debt repaid at the initial public offering, stock-based compensation expense, restructuring charges, other (income) expense – net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with the Company’s acquisition of the Claims Services Group from ADP. From this figure, the Company then subtracts a provision for income taxes at a rate of 33% to arrive at Adjusted Net Income.  We use a tax rate of 33% in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, deductible goodwill and intangibles amortization for tax purposes.  A reconciliation of our Adjusted Net Income to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended June 30,		Fiscal Year ended June 30,
	2007	2006	2007	2006
Reconciliation to Adjusted EBITDA
Net earnings (loss)	$(41,287)	$(16,544)	$(80,906)	$(18,887)
Add: Income tax provision	(4,217)	(1,269)	(773)	(1,268)
Net earnings (loss) before income tax	(45,504)	(17,813)	(81,679)	(20,155)
Add: Depreciation and amortization	27,199	23,448	104,419	23,571
Add: Interest expense	14,390	14,839	69,681	14,842
Add: Stock-based compensation expense	1,791	361	2,343	361
Add: Restructuring charges	4,243	2,871	6,049	2,871
Add: Other (income) expense — net	29,537	1,924	31,509	1,836
Add: Acquisition related costs	7,425	1,556	11,699	1,556
Adjusted EBITDA	$39,081	$27,186	$144,021	$24,882

	Three Months Ended June 30,		Fiscal Year ended June 30,
	2007	2006	2007	2006
Reconciliation to Adjusted Net Income (Loss)
Net earnings (loss)	$(41,287)	$(16,544)	$(80,906)	$(18,887)
Add: Income tax provision	(4,217)	(1,269)	(773)	(1,268)
Net earnings (loss) before income tax	(45,504)	(17,813)	(81,679)	(20,155)
Add: Amortization of acquisition related intangibles	20,183	18,972	79,725	18,972
Add: Interest expense associated with debt repaid at the IPO	4,080	6,183	28,630	6,183
Add: Stock-based compensation expense	1,791	361	2,343	361
Add: Restructuring charges	4,243	2,871	6,049	2,871
Add: Other (income) expense — net	29,537	1,924	31,509	1,836
Add: Acquisition related costs	7,425	1,556	11,699	1,556
Adjusted earnings (loss) before income tax provision	21,755	14,054	78,276	11,624
Less: Assumed provision for income taxes at 33% rate	(7,179)	(4,638)	(25,831)	(3,836)
Adjusted Net Income (Loss)	$14,576	$9,416	$52,445	$7,788

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook and strategy, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this earnings release to reflect events or circumstances after the date hereof.

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera has operations in 49 countries across 5 continents. The Solera companies include Audatex in the United States, Canada, and in more than 35 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Contact:

Investor Relations:

Paul Gange

Solera Holdings Inc.

858-946-1900
paul.gange@audatex.com

Press Contact:
John P. Dudzinsky
Taylor Rafferty
212-889-4350
solera@taylor-rafferty.com

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